Exhibit 7

                       Consent of Thomas E. Pierpan, Esq.



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                                 WRL Letterhead

June 11, 1999

Western Reserve Life Assurance Co. of Ohio
570 Carillon Parkway
St. Petersburg, Florida 33716

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-68367) for the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission.

/s/ THOMAS E. PIERPAN
---------------------
Thomas E. Pierpan
Vice President, Associate General Counsel and
Assistant Secretary